EXHIBIT 10.2
PROMISSORY NOTE

Amount: $20,000.00	September 10th, 2012

For value received, the undersigned Laredo Resources Corp. (the " Borrower ")' with an address at 300-838 West Hastings Street, Vancouver, BC V6C OA6 promises to pay by that date which is twelve months from the date hereof to Gardner and Associates (the " Lender "), the principal sum of $20,000.00 (the "Loan") in lawful currency of United States with a 6% interest per year.

The Borrower waives presentment for payment, demand, notice of dishonor, or protest. The Borrower may prepay all or any part of the Loan without notice, bonus or penalty.

None of the terms or provisions hereof may be waived, altered, modified or amended orally, by course of conduct, dealing or performance or otherwise, except as the Lender may specifically agree in writing.

The Borrower agrees that this note is governed by the laws of the Province of British Columbia.

The Borrower represents and warrants to the Lender that the execution, delivery and performance of this note has been duly authorized by all necessary and appropriate action on the part of the Borrower and that this note is a legal, valid, binding and enforceable obligation of the Borrower.

Witness:	Borrower:

/s/ Inna Botiora	/s/ Robert Gardner
Signature	Signature

Inna Botiora	Robert Gardner
Print Name	Print Name

President
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Signature	Signature

Print Name	Print Name

Title